EXHIBIT 10.2

EXECUTION VERSION

VOTING AGREEMENT
THIS VOTING AGREEMENT (“Agreement”) is dated as of [••••], 2017, by and between Maxwell Technologies, Inc., a corporation incorporated under the laws of the State of Delaware (“Purchaser”), and the shareholder listed on Schedule A attached hereto (the “Shareholder”).
WHEREAS, Shareholder is the beneficial owner of certain common shares (the “Company Shares”) of Nesscap Energy Inc. (the “Company”), as described more particularly on Schedule A hereto (together with any additional Company Shares acquired after the date hereof, the “Subject Shares”);
WHEREAS, Purchaser is, concurrently herewith, entering into an arrangement agreement, as the same may be amended from time to time (the “Arrangement Agreement”), with the Company, which provides for, among other things, upon the satisfaction of the conditions in the Arrangement Agreement, the acquisition by Purchaser of substantially all of the assets of the Company in exchange for certain shares of the Purchaser (the “Maxwell Shares”) and the distribution of certain Maxwell Shares to the Shareholder, pursuant to and in the manner provided for by the plan of arrangement (the “Plan of Arrangement”);
WHEREAS, this Agreement sets out the terms and conditions of the agreement of Shareholder to, among other things: (i) vote or cause to be voted the Subject Shares in favour of the Arrangement Resolution (as defined in the Arrangement Agreement), (ii) not transfer the Subject Shares prior to the Effective Time (as defined in the Arrangement Agreement), and (iii) abide by the other restrictions and covenants each as further set forth herein;
WHEREAS, the Purchaser is relying on the covenants, representations and warranties of Shareholder set forth in this Agreement in connection with the Purchaser's execution and delivery of the Arrangement Agreement;
NOW, THEREFORE, this Agreement witnesses that, in consideration of the premises and the covenants and agreements herein contained, the parties hereto agree as follows:
ARTICLE 1
INTERPRETATION
1.1    All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Arrangement Agreement. All references herein to the Arrangement Agreement or any portion thereof refer to the Arrangement Agreement as amended, modified, restated or waived. The word “it” in reference to the Shareholder is used as a generic identifier and shall be deemed to mean “he” or “she” or words of similar import, as applicable.
ARTICLE 2
COVENANTS OF THE SHAREHOLDER
2.1    The Shareholder hereby covenants and irrevocably agrees that the Shareholder shall, from the date hereof until the earlier of (i) the Effective Time, and (ii) the termination of this Agreement pursuant to Article 7 (such earlier time, the (“Expiration Time”):

(a)
not directly or indirectly option for sale, offer, sell, assign, transfer, exchange, dispose of, pledge, encumber, grant a security interest in, hypothecate or otherwise convey any of the Subject Shares, or any right or interest therein (legal or equitable), to any Person or agree to do any of the foregoing, other than as contemplated in the Arrangement Agreement;

(b)
not directly or indirectly grant any proxy, power of attorney or other right to vote the Subject Shares, or enter into any voting agreement, voting trust, vote pooling or other agreement or commitment with respect to the right to vote, call meetings of the Company's shareholders or give consents or approval of any kind with respect to any of the Subject Shares or agree to do any of the foregoing;

(c)
not directly or indirectly vote or cause to be voted any of the Subject Shares in respect of any proposed action by the Company in a manner which might reasonably be expected to prevent or materially delay the successful completion of the Arrangement or the other transactions contemplated by the Arrangement Agreement, including, but not limited to, the vote by the shareholders of the Company in favour of the Arrangement Resolution;

(d)
not directly or indirectly take any action that would make any representation or warranty contained herein untrue or incorrect or that would have the effect of impairing the ability of Shareholder to perform his, her or its obligations under this Agreement or preventing or delaying the consummation of any of the transactions contemplated hereby;

(e)	not exercise any Dissent Rights;

(f)
not exercise any Options (or other convertible securities) that it may hold, and shall cause all of its representatives, associates and affiliates and their affiliates and representatives to not exercise any Options (or other convertible securities) that they may hold, if any; and

(g)
subject to paragraph 2.2(c) hereto, if the Arrangement Agreement is amended or terminated such that the transactions (or any of them) contemplated by the Arrangement Agreement are to be accomplished by means of an alternative transaction structure other than as currently contemplated in the Arrangement Agreement (including, without limitation, if the Purchaser determines to pursue the acquisition of the Company Shares by way of a take-over bid) whereby the Purchaser would offer to acquire all the Company Shares on economic terms and other terms and conditions, the consequences of which to the Shareholder is substantially similar to or better than contemplated by the Arrangement Agreement (any such transaction is referred to as an “Alternative Transaction”), the Shareholder agrees to support the completion of the Alternative Transaction in the same manner as this Agreement provides with respect to the Arrangement, including, in the case of a take-over bid, by causing all of the Subject Shares to be validly tendered in acceptance of such take-over bid together with the letter of transmittal and, if applicable, notice of guaranteed delivery, and any other documents required in accordance with such take-over bid, and will not withdraw the Subject Shares from such take-over bid except with the consent of the Purchaser.

2.2    Notwithstanding any other provision of this Agreement, the Purchaser hereby agrees and acknowledges that:

(a)
the Shareholder is bound hereunder solely in its capacity as a securityholder of the Company and that the provisions hereof shall not be deemed or interpreted to bind the Shareholder in its capacity as a director or officer of the Company (if the Shareholder holds such office);

(b)
any shares of common stock of the Company or other securities of the Company that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the 1934 Exchange Act) after the date of this Agreement and prior to Expiration Time, including by reason of any stock split, stock dividend, reclassification, recapitalization or other similar transaction or pursuant to the exercise of options or warrants to purchase such shares or the conversion of any debt for such shares shall be subject to the terms and conditions of this Agreement to the same extent as if they comprised a portion of the Subject Shares and shall be deemed to be included in the Subject Shares for the purposes hereof; and

(c)
nothing in this Agreement will prevent Shareholder or any of its Representatives from acting in accordance with the exercise of his or her fiduciary duties or duty to act in the best interests of the Company as a director of the Company and/or the Company's subsidiaries, after considering the advice of counsel. For the avoidance of doubt, nothing in this Agreement shall limit any person from, in his or her capacity as a director or officer of the Company or any of its subsidiaries, fulfilling his or her fiduciary duties to, or acting in the best interests of the Company, and nothing in this Agreement shall prevent any officer, director, employee, representative or agent or nominee of the Shareholder who is a member of the board of directors of the Company from engaging, in such person’s capacity as a director or officer of the Company, in discussions or negotiations with a person in response to any bona fide Acquisition Proposal in accordance with the terms of the Arrangement Agreement.

ARTICLE 3
AGREEMENT TO VOTE IN FAVOUR OF THE ARRANGEMENT RESOLUTION
3.1    The Shareholder hereby covenants and irrevocably agrees that it shall, from the date hereof until the Expiration Time, except as permitted by this Agreement:

(a)
to vote or to cause to be voted the Subject Shares at the Company Meeting (or any adjournment or postponement thereof or at every other meeting of the shareholders of the Company with respect to the Arrangement Resolution) (i) in favour of the Arrangement Resolution and any other matter necessary for the consummation of the Arrangement and the other transactions contemplated by the Arrangement Agreement; (ii) against any Adverse Proposal (as defined below) and (iii) against any other matter that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Plan of Arrangement or any of the transactions contemplated by the Plan of Arrangement;

(b)
no later than five (5) Business Days prior to the date of the Company Meeting, the Shareholder shall deliver or cause to be delivered a duly executed proxy or proxies directing the holder of such proxy or proxies to vote in favour of the Arrangement Resolution and any other matter necessary for the consummation of the Arrangement and the other transactions contemplated by the Arrangement Agreement; and

(c)	such proxy or proxies shall name those individuals as may be designated by the Company in the Circular and shall not be revoked without the written consent of the Purchaser.
3.2    For purposes of this Agreement, “Adverse Proposal” means (a) any Acquisition Proposal, (b) any change in a majority of the board of directors of the Company, (c) any amendment to the Company’s charter or organizational documents, (d) any material change in the capitalization of the Company or the Company’s corporate structure or in any material terms of any security of the Company, or otherwise obligating the Company to grant any security, or (e) any other matter that would reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the Plan of Arrangement or any of the other transactions contemplated by the Arrangement Agreement or this Agreement but for greater certainty, a Superior Proposal shall not be an Adverse Proposal.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER
4.1    The Shareholder represents, warrants and, where applicable, covenants to the Purchaser as follows, and acknowledges that the Purchaser is relying upon these representations, warranties and covenants in connection with the entering into of this Agreement and the Arrangement Agreement:

(a)
the Shareholder has the capacity and has received all requisite approvals to execute and deliver this Agreement and to perform its obligations hereunder and to complete the transactions contemplated in the Arrangement Agreement;

(b)
this Agreement has been duly executed and delivered by the Shareholder and, assuming the due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation, enforceable by the Purchaser against the Shareholder in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other Laws relating to or affecting the availability of equitable remedies and the enforcement of creditors' rights generally and general principles of equity and public policy and to the qualification that equitable remedies such as specific performance and injunction may be granted only in the discretion of a court of competent jurisdiction;

(c)
if Shareholder is a corporation, limited partnership or limited liability company, Shareholder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, organized or constituted;

(d)	the Shareholder is, directly or indirectly, the beneficial owner of the Subject Shares;

(e)
the Shareholder has the right to vote or the ability to cause to vote all the Subject Shares and all the Subject Shares shall, immediately prior to the Effective Time, directly or indirectly, be beneficially owned by the Shareholder with good and marketable title thereto, free and clear of any and all mortgages, liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances and demands or rights of others of any nature or kind whatsoever;

(f)	the Shareholder is not party to any agreement for the sale, disposition, transfer or voting of any of the Subject Shares, except this Agreement;

(g)
none of the execution and delivery by the Shareholder of this Agreement or the completion or performance of the transactions contemplated hereby or the compliance by the Shareholder with the Shareholder's obligations hereunder will result in a material breach of or constitute a material default under any provision of (i) any agreement or instrument to which the Shareholder is a party or by which the Shareholder or any of the Shareholder's property or assets is bound, (ii) any judgment, decree, order or award of any Governmental Authority against the Shareholder, or (iii) any law, statute, ordinance, regulation or rule applicable to the Shareholder, except in each case as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of the Shareholder to perform its obligations hereunder;

(h)
the Subject Shares are and will be at all times up until the Effective Time free and clear of any security interests, liens, claims, pledges, options, rights of first refusal, co-sale rights, agreements, limitations on Shareholder’s voting rights, charges and other encumbrances of any nature (other than any encumbrances created by this Agreement or arising under applicable federal and state securities laws) that could adversely affect the Plan of Arrangement, the Arrangement Agreement, or the exercise or fulfillment of the rights and obligations of the Company, the Purchaser or Shareholder under this Agreement or the Arrangement Agreement;

(i)	as of the date hereof, the Subject Shares are the only Company Shares owned by the Shareholder;

(j)
there are no legal proceedings in progress or pending before any Governmental Authority or, to the knowledge of the Shareholder, threatened against the Shareholder or its affiliates that would reasonably be expected, either individually or in the aggregate, to materially impair the ability of the Shareholder to enter into this Agreement and to perform its obligations hereunder;

(k)
no broker, investment banker, financial advisor or other person (including Shareholder) is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission that is payable by the Company, the Purchaser or any of their respective affiliates in connection with the Arrangement Agreement and the transactions contemplated thereby based upon arrangements made by or on behalf of Shareholder; and

(l)
Shareholder has had an opportunity to review with his, her or its own tax advisors, the tax consequences of the Plan of Arrangement and the transactions contemplated by the Arrangement Agreement. Shareholder understands that he, she or it must rely solely on his, her or its advisors with respect to the tax consequences of the Plan of Arrangement, and not on any statements or representations made by Purchaser, the Company or any of their agents or representatives. Shareholder understands that such Shareholder (and not the Purchaser or the Company) shall be responsible for such Shareholder’s tax liability that may arise as a result of the Plan of Arrangement or the transactions contemplated by the Arrangement Agreement.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PURCHASER
5.1    The Purchaser represents, warrants and, where applicable, covenants to the Shareholder as follows and acknowledges that the Shareholder is relying upon these representations, warranties and covenants in connection with the entering into of this Agreement:

(a)
Purchaser has been duly formed and is validly existing under the laws of the State of Delaware and has the requisite corporate power and authority to conduct its business as it is now being conducted and to enter into this Agreement and to perform its obligations hereunder;

(b)
the execution and delivery of this Agreement and the completion by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or limited liability company action of the Purchaser and no other corporate proceedings on the part of the Purchaser are necessary to authorize the execution and delivery by it of this Agreement or the completion by the Purchaser of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws relating to or affecting the availability of equitable remedies and the enforcement of creditors' rights generally and general principles of equity and public policy and to the qualification that equitable remedies such as specific performance and injunction may be granted only in the discretion of a court of competent jurisdiction; and

(c)
none of the execution and delivery by the Purchaser of this Agreement or the completion or performance of the transactions contemplated hereby or the compliance by the Purchaser with its obligations hereunder will result in a breach of or constitute a default (with or without notice of lapse of time or both) under any provision of (i) the constating documents of the Purchaser, (ii) any material agreement or instrument to which the Purchaser is a party or by which the Purchaser or any of their property or assets is bound, (iii) any judgment, decree, order or award of any Governmental Authority, or (iv) any law, statute, ordinance, regulation or rule applicable to the Purchaser in the context of the Arrangement or this Agreement.

ARTICLE 6
RELEASE AND WAIVER
6.1    The undersigned Shareholder’s receipt of certain Consideration Shares represents the only consideration to be received by the undersigned Shareholder pursuant to the Plan of Arrangement. In exchange for such consideration and as a condition and inducement to the Purchaser’s willingness to enter into the Arrangement Agreement, the undersigned Shareholder, for himself, herself or itself and on behalf of his, her or its heirs, legal representatives, successors and assigns (collectively, the “Relevant Persons”), hereby irrevocably, unconditionally and forever acquits, releases, waives and discharges the Purchaser and the Company Entities, and each of their respective officers, directors, employees, agents, divisions, affiliated corporations, subsidiaries, affiliates, managers affiliated non-corporation entities, representatives, successors, predecessors and assigns (individually and collectively, the “Released Parties”) from any and all past, present and future debts, losses, costs, accounts, reckonings, bills, sums of money, bonds, suits, actions, causes of action, liabilities, contributions, attorneys’ fees, interest, damages, punitive damages, expenses, controversies, covenants, contracts, promises, judgments, liabilities, claims, potential claims, counterclaims, cross-claims, or demands, in law or in equity, asserted or unasserted, express or implied, known or unknown, matured or unmatured, contingent or vested, liquidated or unliquidated, of any kind or nature or description whatsoever, that any of the Relevant Persons had, presently has or may hereafter have or claim or assert to have against any of the Released Parties by reason of any act, omission, transaction, occurrence, conduct, circumstance, condition, harm, matter, cause or thing that has occurred or existed at any time from the beginning of time up to and including the Effective Time, that in any way arise from or out of, are based upon or relate to (i) such Relevant Person’s or Relevant Persons’, as applicable, ownership or purported ownership of the Subject Shares or other securities of the Company, and (ii) the negotiation or execution of this Agreement, the Arrangement Agreement, or any of the other documents referenced in the Arrangement Agreement (including this Agreement) or the consummation of any of the transactions contemplated thereby, except for such Relevant Person’s or Relevant Persons’, as applicable, rights under the Arrangement Agreement and each agreement attached as an exhibit thereto or entered into in connection therewith (after taking into account such exceptions, the “Shareholder Claims”); provided, however, that foregoing release does not extend to any (i) rights to the Consideration Shares under the Arrangement Agreement, (ii) claims for indemnification, contribution or similar rights, however characterized, in each case arising out of or related to the Shareholder’s capacity as a director, employee or contractor of the Company, and (iii) claims pursuant to this Agreement or the Lock-up Agreement (as defined in the Arrangement Agreement). The release is intended to be complete, global and all-encompassing and specifically includes claims that are known, unknown, fixed, contingent or conditional with respect to the matters described herein. With respect to such Shareholder Claims, Shareholder hereby expressly waives any and all rights conferred upon him, her or it by any statute or rule of law which provides that a release does not extend to claims which the claimant does not know or suspect to exist in his, her or its favor at the time of executing the release, which if known by him, her or it must have materially affected his, her or its settlement with the released party. The provisions of this Article 6 will in no way release or waive any claims that the Shareholder may have directly against the Company.
6.2    Shareholder hereby gives any consents or waivers that are reasonably required for the consummation of the Plan of Arrangement and under the terms of any agreement or instrument to which Shareholder is a party or subject or in respect of any rights Shareholder may have in connection with the Plan of Arrangement or the other transactions provided for in the Arrangement Agreement (whether such rights exist under the organizational or charter documents of the Company, any contract to which the Company is a party or by which it is, or any of his, her or its assets are, bound under statutory or common law or otherwise). Without limiting the generality or effect of the foregoing, Shareholder hereby waives any and all rights to contest or object to the execution and delivery of the Arrangement Agreement, the Board of Directors’ actions in approving and recommending the Arrangement Agreement, the consummation of the Plan of Arrangement and the other transactions provided for in the Arrangement Agreement, or to the execution and delivery of the Arrangement Resolution, or to seek damages or other legal or equitable relief in connection therewith. As of and subject to the Closing, Shareholder will not be entitled to any indemnity, reimbursement or other similar rights from the Purchaser or the Company Entities, and no obligation, liability or other circumstances shall exist at the Effective Time that give or may give rise to any liability of the Purchaser or the Company Entities to Shareholder, other than as specifically set forth in the Arrangement Agreement and this Agreement.

ARTICLE 7
TERMINATION
7.1    The Shareholder, when not in material default in the performance of its obligations under this Agreement, may, without prejudice to any of its rights hereunder and in its sole discretion, terminate this Agreement by written notice to the Purchaser if:

(a)	any of the representations and warranties of Purchaser under this Agreement shall not be true and correct in any material respect; or

(b)	the Arrangement Agreement is terminated in accordance with its terms.
7.2    The Purchaser, when not in material default in the performance of its obligations under this Agreement, may, without prejudice to any of its rights hereunder and in its sole discretion, terminate this Agreement by written notice to the Shareholder if:

(a)	any of the representations and warranties of the Shareholder under this Agreement shall not be true and correct in any material respect; or

(b)	the Arrangement Agreement is terminated in accordance with its terms.
7.3    In the case of any termination of this Agreement pursuant to Section 7.1 or Section 7.2, this Agreement shall terminate and be of no further force or effect. Notwithstanding anything else contained herein, such termination shall not relieve any party from liability for any breach of this Agreement by the party prior to such termination.
ARTICLE 8
DISCLOSURE
8.1    The Shareholder (i) consents to the details of this Agreement being set out in the Circular and this Agreement being made publicly available, including by filing on SEDAR and EDGAR, as may be required pursuant to applicable securities laws, (ii) consents to and authorizes the publication and disclosure by the Purchaser and the Company of its identity and holding of Subject Shares, the nature of its commitments and obligations under this Agreement and any other information, in each case that the Purchaser or the Company reasonably determines is required to be disclosed by applicable Law in any press release, the Circular or any other disclosure document in connection with the Arrangement and any transactions contemplated by the Arrangement Agreement, (iii) agrees promptly to give to the Purchaser and the Company any information either may reasonably require for the preparation of any such disclosure documents and (iv) agrees to promptly notify the Purchaser and the Company of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect. Except as contemplated by the immediately preceding sentence and as otherwise required by applicable Laws or by any Governmental Authority or in accordance with the requirements of any stock exchange, no party shall make any public announcement or statement with respect to this Agreement without the approval of the other, which shall not be unreasonably withheld or delayed.
ARTICLE 9
GENERAL

9.1    This Agreement shall become effective upon execution and delivery hereof by the Shareholder.
9.2    The Shareholder and the Purchaser shall, from time to time, promptly execute and deliver all such further documents and instruments and do all such acts and things as the other party may reasonably require to effectively carry out the intent of this Agreement.
9.3    This Agreement shall not be assignable by any party without the prior written consent of the other parties. This Agreement shall be binding upon and shall enure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns.
9.4    Time shall be of the essence of this Agreement.
9.5    Any notice or other communication required or permitted to be given hereunder shall be sufficiently given if in writing, delivered or sent by telecopier or facsimile transmission or e-mail or similar means of recorded electronic communication:

(a)	In the case of the Shareholder:
To the address set forth on Schedule A attached hereto.

(b)	In the case of the Purchaser:
Maxwell Technologies, Inc.
3888 Calle Fortunada
San Diego, California 92123
Attention: Emily Lough
E-mail: elough@maxwell.com

with a copy (which will not constitute notice) to:

DLA Piper LLP (US)
4365 Executive Dr #1100
San Diego, CA 92121
Attention:     Larry W. Nishnick
Facsimile No.:    (858) 638-6014
E-mail:         larry.nishnick@dlapiper.com
and
DLA Piper (Canada) LLP
1 First Canadian Place, Suite 600
100 King Street West, Toronto, Ontario, M5X 1E2
Attention:     Robert Fonn
Facsimile No.:    (416) 369-5239
E-Mail:        robert.fonn@dlapiper.com

or to such other street address, individual or electronic communication number or address as may be designated by notice given by any party to the others. Any demand, notice or other communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by facsimile or electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the following Business Day if not given during such hours on any day.

9.6    This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the Laws of the Province of Ontario and the federal Laws of Canada applicable therein without giving effect to any choice or conflict of law provision or rule (whether of the Province of Ontario or of any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the Province of Ontario. Each of the parties irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of the courts of the Province of Ontario over any action or proceeding arising out of or relating to this Agreement, (ii) waives any objection that it might otherwise be entitled to assert to the jurisdiction of such courts and (iii) agrees not to assert that such courts are not a convenient forum for the determination of any such action or proceeding.
9.7    Each of the parties hereto agrees with the others that (i) money damages may not be a sufficient remedy for any breach of this Agreement by any of the parties, (ii) in addition to any other remedies at law or in equity that a party may have, such party shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any breach of the provisions of this Agreement, and (iii) any party that is a defendant or respondent shall waive any requirement for the securing or posting of any bond in connection with such remedy. Each of the parties hereby consents to any preliminary applications for such relief to any court of competent jurisdiction. The prevailing party shall be reimbursed for all costs and expenses, including reasonable legal fees, incurred in enforcing the other party's obligations hereunder.
9.8    If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not irremediably affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled according to their original tenor to the extent possible.
9.9    This Agreement constitutes the entire agreement between the parties and supersedes all other prior agreements, understandings and undertakings, both written and oral, among the parties with respect to the subject matter hereof.
9.10    The Shareholder confirms that such Shareholder has had the opportunity to obtain independent legal advice regarding such Shareholder's rights, duties and obligations hereunder and the Shareholder has sought, or has willingly waived the right to seek independent legal advice regarding its respective rights, duties and obligations hereunder.
9.11    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce more than one counterpart.
[signatures to follow]

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

MAXWELL TECHNOLOGIES, INC.
Per:
Name: Title:

SHAREHOLDER: [INSERT NAME]
Per:
Name: Title:

SCHEDULE A
OWNERSHIP OF COMPANY SUBJECT SHARES

Name and Address	Subject Shares beneficially owned	Registered Holder if different from beneficial owner	Total number of Subject Shares owned or controlled
[INSERT NAME] Address: ___________________ ___________________ Email: ___________________